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GOLDSTATE CORPORATION                                             (OTC BB -GDSA)
FOR IMMEDIATE RELEASE    Las Vegas, Nevada                        April 26, 2000
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          GOLDSTATE CORPORATION ANNOUNCES EXECUTION OF LETTER AGREEMENT
                       FOR ACQUISITION OF FP TELECOM LTD.

Goldstate Corporation (the "Company") (symbol OTCBB: GDSA) announces that on April 20, 2000, the Company entered into a letter agreement (the "Letter Agreement") to acquire 100% of the issued and outstanding shares of FP Telecom Ltd., a corporation organized under the laws of Alberta ("FP Telecom"). The acquisition of FP Telecom by the Company will be in exchange for a funding commitment of an aggregate of $250,000 CDN and the issuance of an aggregate of 425,000 restricted shares of the Company's common stock. The Company and FP Telecom agree that the Letter Agreement is binding upon the Company and FP Telecom, and that the Company and FP Telecom may negotiate prior to execution of a formal agreement such further terms and conditions that are reasonably necessary to carry out and give effect to the terms and provisions of the Letter Agreement.

FP Telecom is engaged in the leasing of cellular telephone equipment and services to credit challenged consumers who do not otherwise qualify to sign and operate a network carrier's agreement for service without the support and backing of FP Telecom.

Over 80 million North Americans fall into the category of credit "unworthiness", or, what the financial world commonly refers to as "bad credit". These businesses and individuals are routinely prevented from access to limited amounts of credit and may be severely restricted from opening the most routine types of accounts, making many products and services unavailable to them. Through new financial technology developed and instituted by FP Telecom, those who are currently rated below the credit threshold for approval to operate a cellular telephone account may be able to receive these products and services through the FP Telecom Cellular Program.

FP Telecom is able to operate in the market using technology it has developed called "Financial Bonding". This "bonding" is accomplished through use of a legal binding document that clothes FP Telecom with certain powers to enforce its rights and to collect its debts. More importantly, the bonding agreement strongly discourages defaults by these businesses and individuals of their respective accounts with FP Telecom.

FP Telecom allows individuals and businesses who are rated below the current credit approval level set by a carrier to pay a fee to FP Telecom, and lease and operate cellular equipment as if the account were in their own name. FP Telecom is the financially responsible party for each such account and for each piece of equipment in the care and control of the end-user. With this structure, both the dealer and the network carrier are completely protected from financial losses associated with the account regardless of the actions or status of the end-user.

The acquisition of FP Telecom by the Company is a strategic move to acquire companies which service the "Middle American Marketplace." The Company's long-term business strategy is to acquire profitable emerging companies with similar target markets.
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Contact: Craig Forgie, Investor Relations                  Phone: (800) 579-0189
E-mail: investor@goldstatecorp.com               Web-site: www.goldstatecorp.com
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SAFE HARBOR STATEMENT
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Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, commodity prices of precious metals and actual results differing materially from projections because of geological factors, operation factors, government regulations or factors relied upon from independent sources, may either negatively or positively impact exploration or mining operations. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in the future periods to differ materially from forecasted results. The Company assumes no obligation to update the information in this release.
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